Exhibit 4.1

SPROTT PHYSICAL SILVER TRUST

ESTABLISHED UNDER THE LAWS OF THE PROVINCE OF ONTARIO

THIS CERTIFIES THAT

*SPECIMEN*

NUMBER	UNITS
**9,000,000***********
CERT.9999	***9,000,000**********
****9,000,000*********
*****9,000,000********
******9,000,000*******

CERT.9999 * **9,000,000***************************** * ***9,000,000**************************** * ****9,000,000*************************** * *****9,000,000************************** * ******9,000,000************************* * JANUARY 01, 2009 * NINE MILLCERT.9999 * **9,000,000***************************** * ***9,000,000**************************** * ****9,000,000*************************** * *****9,000,000************************** * ******9,000,000*****CERT.9999 * **9,000,000***************************** * ***9,000,000**************************** * ****9,000,000*************************** * *****9,000,000************************** * ******9,000,000*****CERT.9999 * **9,000,000****************************

is the registered owner of	CUSIP:85207K107

ISIN: CA85207K1075

* NINE MILLION AND 00/100 *

CERT.9999 * **9,000,000***************************** * ***9,000,000**************************** * ****9,000,000*************************** * *****9,000,000************************** * ******9,000,000************************* * JANUARY 01, 2009 * NINE MILLCERT.9999 * **9,000,000***************************** * ***9,000,000**************************** * ****9,000,000*************************** * *****9,000,000************************** * ******9,000,000***CERT.9999 * **9,000,000*************************

FULLY PAID AND NON-ASSESSABLE UNITS OF

SPROTT PHYSICAL SILVER TRUST

transferable only on the books of the Trust by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Trust.

IN WITNESS WHEREOF the Trust has caused this Certificate to be signed by its duly authorized signatories.

SPROTT ASSET MANAGEMENT LP, by its General Partner, SPROTT ASSET MANAGEMENT GP INC.	DATED JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED by Equity Transfer & Trust Company Toronto, Ontario, Canada as Main Transfer Agent and Registrar or Registrar and Transfer Company, Cranford, NJ, USA as Co-Transfer Agent

Eric Sprott	Steven Rostowsky	By:
Chief Executive Officer	Chief Financial Officer		AUTHORIZED OFFICER

The Units represented by this Certificate are transferable at the offices of Equity Transfer & Trust Company, Toronto, Ontario, Canada, and at the offices of Registrar and Transfer Company, Cranford, NJ, USA.

FORM OF SILVER REDEMPTION NOTICE		Instruction		FOR VALUE RECEIVED, hereby sell, assign and transfer unto
Fax redemption notice to:
DATE:		(1) Equity Transfer & Trust Company (Attn. Corporate Actions) Fax: (416) 361-0470		PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE

TO: Equity Transfer & Trust Company ("Equity Transfer"), as the registrar and transfer agent of the Sprott Physical Silver Trust (the "Trust")		(2) Sprott Asset Management LP, Compliance Department Fax: (416) 943-6497		(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

                            Units of the Trust represented by the within Certificate, and do hereby irrevocably constitute and appoint                             Attorney to transfer the said Units on the Books of the within named Corporation, with full power of substitution in the premises.

Ticker Symbol:	PHS.U (TSX) / PSLV (NYSE Arca)	FORM OF CASH REDEMPTION NOTICE
(cross out where appropriate)
DATE:
CUSIP number:	85207K107
		TO: Equity Transfer & Trust Company ("Equity Transfer"), as the registrar and transfer agent of the Sprott Physical Silver Trust (the "Trust")		Dated:
AND TO:	Sprott Asset Management LP (the "Manager"), as the manager of the Trust
Signature
RE:	Silver Redemption Notice under Section 6.1 of the Trust Agreement of the Trust	Ticker Symbol	PHS.U (TSX) / PSLV (NYSE Arca)
(cross out where appropriate)

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

The undersigned (the "Unitholder"), the holder of                       units of the Trust (the "Units") designated above by its Toronto Stock Exchange or NYSE Arca ticker symbol and CUSIP number, requests the redemption for physical silver bullion of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, a trust agreement of the Trust dated as of June 30, 2010, as the same may be amended, restated or supplemented from time to time, and directs Equity Transfer to cancel such Units on                                   . All physical silver bullion shall be delivered to the following address by armored transportation service carrier, which the undersigned hereby authorizes the Manager or its agent to retain on the undersigned's behalf. The Unitholder has instructed his or her broker to withdraw such Units in physical certificate form.

		CUSIP number	85207K107

		AND TO:	Sprott Asset Management LP (the "Manager"), as the manager of the trust

		RE:	Cash Redemption Notice under Section 6.3 of the Trust Agreement of the Trust

Signature Gurantee

The undersigned (the "Unitholder"), the holder of                   units of the Trust (the "Units") designated above by its Toronto Stock Exchange or NYSE Arca ticker symbol and CUSIP number, requests the redemption for cash of the aforementioned Units in accordance with, and subject to the terms and conditions set forth in, a trust agreement of the Trust dated as of June 30, 2010, as the same may be amended, restated or supplemented from time to time, and directs Equity Transfer to cancel such Units and wire such cash in accordance with the following wire instructions.

RESTRICTIONS
Delivery Instructions:

Signature of Unitholder

Signature of Guarantee
Wiring Instructions:
Print Name
Signature of Unitholder
Print Address
Signature of Guarantee
Print Broker Name and DTC/CDS Number
Print Name
Unitholder's Brokerage Account Number
Print Address
Print Broker Contact Name and Telephone Number

NOTE: The name and address of the Unitholder set forth in this Silver Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by Equity Transfer. The signature of the person executing this Silver Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

NOTE: The name and address of the Unitholder set forth in this Cash Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by Equity Transfer. The signature of the person executing this Cash Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

Instruction
Fax redemption notice to:
(1) Equity Transfer & Trust Company (Attn. Corporate Actions) Fax: (416) 361-0470
(2) Sprott Asset Management LP, Compliance Department Fax: (416) 943-6497